Exhibit 10.25


                                 [OPENAIR LOGO]


THIS AGREEMENT is made the 2nd day of April 2003

BETWEEN:

1. Easyair Limited (Registered No 4313723) whose registered office is at The Chemistry Lab, 57 Kingsway Place, Sans Walk, London EC1R OLY ("OpenAir"); and

2. Swiftnet Limited (Registered No 2469394) whose registered office is at Britannia House, 960 High Road, London N12 9RY ("the Company")

WHEREAS

(A)   OpenAir supplies certain telecommunications goods and services

(B)   The Company promotes and sells such goods and services to third parties

(C) OpenAir has agreed to supply such goods and services to the Company in accordance with the terms and conditions of this Agreement

NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS

1.1     In this Agreement the following terms shall have the following meanings:

        "Customer"      means a  person,  partnership,  limited  Company  or any
                        other third party to whom the Company promotes or sells goods or services;

        "Force Majeure" means in  relation  to either  party  any  circumstances beyond the reasonable control of that party (including without limitation, any industrial action, act of God, sabotage, riot, explosion, national emergency, war, prohibitive government regulation or delay or failure in manufacture, production or supply by third parties of the Goods or network services), which prevents such party from fully performing its obligations under Agreement.

        "Goods" means GSM cellular equipment including mobile telephones and related accessories, which OpenAir is to supply to the Company for re-sale to any Customer in accordance with this Agreement;



      Rail House, Gresty Road, Crewe, Cheshire CW2 6EA Tel: 0870 111 8050
                            Website: www.openair.biz
               OPENAIR is a subsidiary of EasyAir Limited Company
                      Reg. No. 4313723 VAT No. 795 4920 80


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"Manual means"          Openair's operations manual which incorporates Openair's
                        terms and conditions of trading. The Manual is attached to this Agreement as Appendix A and comprises part of this Agreement;

Payment Plan Means Openair's payments and schedules that incorporate connection bonuses, loyalty bonuses, call charge discounts, line rental discount, claw back and payment terms. The Payment Plan is attached as Appendix B and comprises part of this agreement:

Price List means the network's standard published tariff's that are available for resell and provide by OpenAir. The Price List is to be used in conjunction with the Payment Plan. The Price List is attached to this agreement as Appendix C and comprises part of this agreement:

"Services"              means the services  described  in the Price List,  which
                        OpenAir will supply to the Company for re-sale by the Company to the Customers;

"Network Agreement"     means the agreement  between  OpenAir and any telephonic
                        network provider relating to the Goods and/or Services;

"Network Provider" means the telephonic network provider with whom OpenAir has entered into the Network Agreement relating to the Goods and/or Services


1.2 The headings in this Agreement are for convenience only and shall not affect its interpretation

2.    SUPPLY OF GOODS AND SERVICES

2.1 During the continuance of this Agreement OpenAir shall sell and the Company shall purchase such quantities of the Goods and such Services as may be ordered by the Company from time to time subject to the terms and conditions of this Agreement.


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2.2   All sales of the Goods and Services by OpenAir to the Company  pursuant to this Agreement shall be subject to the terms and conditions set out in the Manual from time to time.

2.3 The Company shall be responsible to OpenAir for ensuring the accuracy and completeness of the terms of any order pursuant to this Agreement, and for giving OpenAir any necessary information relating to the Goods and Services within a sufficient time to enable OpenAir to perform its obligations under this Agreement

3.    PRICE AND PAYMENT

3.1   The price of the Goods or Services shall be as set out in the Price List.

3.2 OpenAir reserves the right, by giving notice to the Company at any time before delivery, to increase the price of Goods or Services to reflect any increase in the cost to OpenAir which is due to any factor beyond the control of OpenAir (such as, without limitation, any alteration of duties, any significant increase in the costs of labour, materials or other costs of purchase), or any changes in delivery dates or quantities of the Goods or Services which is requested by the Company, or any delay caused by any instructions of the Company or failure of the Company to give OpenAir adequate information or instructions. OpenAir may also increase the price of goods or services should there be some statutory provision, which materially affects the provision of such goods or services

3.3 Unless otherwise agreed in writing by OpenAir, all prices given by OpenAir for the Goods are on an ex works basis, and where OpenAir agrees to deliver the Goods otherwise than at Openair's premises the Company shall be liable to pay Openair's charges for transport, packaging and insurance

3.4 The price for the Goods or Services and all other sums due to OpenAir under this Agreement shall be exclusive of any applicable value added tax, which the Company shall be additionally liable to pay to OpenAir at the appropriate rate

3.5 OpenAir shall be entitled to invoice the Company for the price of the Goods or Services monthly as described in the Price List

3.6 In consideration of Openair's supply of the Goods and Services pursuant to this Agreement, the Company shall pay the price (together with any


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applicable  Value added tax) within 45 days of the date of Openair's  invoice or as set out in the Payment Plan. The Company's payment obligation under this clause 3.6 shall not be conditional on the receipt by the Company of amounts due to it by Customers.

3.7 If the Company fails to pay on the due date any sum due under this Agreement from the Company to OpenAir then, without prejudice to any other right or remedy available to OpenAir, OpenAir shall be entitled to:-

      3.7.1 If the Company fails to pay on the due date any sum due under this Agreement from the Company to OpenAir then, without prejudice to any other right or remedy available to OpenAir, OpenAir shall be entitled to:-

      3.7.2 Suspend deliveries of Goods and Services until payment of the full amount (including any interest) has been received by OpenAir from the Company; and

      3.7.3 Offset any monies due from the Company against any monies due to the Company. The Company shall similarly have the right to offset any monies due from OpenAir against any monies due to OpenAir.

      3.8 On termination of this Agreement due to breach by or insolvency of the Company, as described in clauses 9.2.1, 9.2.3, 9.2.4 or 9.2.5, OpenAir shall have the option to continue to provide Goods and Services to the Customers. In such circumstances, the Company will use its reasonable endeavours to assist with the transfer of the Customers to OpenAir, including providing all relevant customer information including copies of the original customer agreements.














4.    COMMISSIONS

4.1 In consideration of the Company's performance of its obligations pursuant to this Agreement, OpenAir shall pay the Company a commission on each new


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Connection of a Customer in accordance  with the  provisions of the Payment Plan at the date of Openair's acceptance of such order

4.2 The Company shall submit an invoice to OpenAir for the commission and OpenAir shall make the payment as specified in the Payment Plan

4.3 No commission shall be payable or allowed by OpenAir in respect of any order received by OpenAir after the termination of this Agreement for whatever reason notwithstanding that quotations may have been submitted during the term of this Agreement

4.4 Either party has the right to set-off any sums due under this Agreement against any sums owing to the other party pursuant to this clause 4 or as provided in the Payment Plan

4.5 The Company agrees that it will promptly repay to OpenAir any commissions that become repayable subject to and in accordance with the clawback provisions in the Payment Plan

5.    DELIVERY OF GOODS

5.1 OpenAir shall use all reasonable endeavours to maintain sufficient supplies of the Goods to fulfill its obligations under this Agreement

5.2 OpenAir shall use all reasonable endeavours to deliver each of the Company's orders for the Goods on the date specified in the order, but the time of delivery shall not be of the essence and if despite those endeavours OpenAir is unable for any reason to fulfill any delivery of the Goods on the specified date then OpenAir shall not be deemed to be in breach of this Agreement or have any liability to the Company howsoever arising

5.3 Delivery of the Goods shall take place at Openair's premises at Rail House, Gresty Road, Cheshire CW3 6EA, but OpenAir shall at the Company's request arrange for suitable transport to the Company's premises, in which case all costs incurred in connection with the transport, packing, delivery and insurance of the Goods shall be borne by the Company.

5.4   Risk in and responsibility for the Goods shall pass to the Company:-

      5.4.1 in the case of Goods to be delivered at Openair's premises, at the time when OpenAri notifies the Company that the Goods are available for collection; or

      5.4.2 in the case of Goods to be delivered otherwise than at Openair's premises, at the time of delivery


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5.5   Notwithstanding  delivery  and  the  passing  of risk  in the  Goods,  the property in the Goods shall not pass to the Company until OpenAir has received in cleared funds payment in full of the price of the Goods and all other Goods agreed to be sold by OpenAir to the Company for which payment is then due. OpenAir may reasonably request the Company to store and mark as being the property of OpenAir any Goods for which payment has not been made, and to effect proper insurance cover in respect of such Goods.

6.    THE COMPANY'S RESPONSIBILITIES

6.1   The Company shall:

      6.1.1 use its reasonable endeavours to promote the resale of Goods and Services to Customers

      6.1.2 conform and adhere to the manual for the soliciting and processing of orders from Customers;

      6.1.3 comply with the rules of the Mobile Communications Crime Prevention Scheme established by the Federation of Communication Services Limited as amended from time to time. These rules can be found in the Manual;

      6.1.4 inform OpenAir of any changes in the ownership or organization of the Company or in the Company's methods of doing business which might affect the performance of or financial ability to comply with the Company's obligations under this Agreement;

      6.1.5 comply with all applicable laws and regulations concerning the marketing and sales of Goods and Services to the Customers;

      6.1.6 maintain appropriate, full, proper and up-to-date records relating to the operation of this Agreement and details of customers with a suitable quality management systems to demonstrate proper control of its activities in the provision of services to Customers.

      6.1.7 ensure that its employees posses the necessary skills, experience and qualifications to ensure that the Company complies with its obligations under this Agreement;

      6.1.8 submit any reports reasonably requested by OpenAir in a timely manner; and

      6.1.9 co-operate   full  with  OpenAir  to  resolve  any  complaints  from
            Customers and afford customers the opportunity to resolve complaints


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            in respect of the services supplied by the Network Provider by means of arbitration procedures if appropriate established by the Network Provider and shall comply with such procedures. 6.1.10 not use the Services for any immoral or illegal purposes

      6.1.11not to act or  omit to act in a way  which  will  or may  injure  or damage any persons (whether or not employees agents or representatives of OpenAir or the Network Provider) or any property involved in the provision of the Services or in any way cause the quality of the Services to be impaired

7.    WARRANTIES AND LIABILITY

7.1 The Company acknowledges that the Goods are manufactured by independent third parties ("the Manufacturers") and the Company shall only be entitled to the benefit of any warranty in respect of the Goods as is given by the Manufacturers to OpenAir and which OpenAir is entitled to pass on to the Company

7.2 OpenAir warrants that the Services will be provided using reasonable care and skill but does not warrant that they will be available without interruption or free from error

7.3   Subject  as  expressly   provided  in  this  Agreement,   all  warranties,
      conditions, or other terms implied by statute or common law are excluded to the fullest extent permitted by law

7.4 Except in respect of death or personal injury caused by the negligence of OpenAir, its employees or agents, Open air's liability in contract, tort or otherwise including any liability for negligence howsoever arising out of or in connection with the performance of Openair's obligations under this Agreement shall be limited to an amount not exceeding the recommended retail price of all Goods and Services supplied to the Company in the preceding three month period

7.5 The Company also agrees to indemnify OpenAir against all liability arising out of any actions, proceedings and claims made by any Customer against the Network Provider and/or OpenAir and all damage loss or expense in connection therewith except liability for death or personal injury

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      resulting from the negligence of the Network  Provider in the  performance of its obligation

7.6 For the avoidance of doubt, OpenAir shall not be liable for the acts, omissions. Defaults, and negligence of the Company, its employees and agents, and the Company hereby agrees to indemnify OpenAir against any actions, proceedings, costs, claims, expenses and demands which may be against OpenAir fully in respect thereof

8.    FORCE MAJEURE

8.1 If either party is affected by an event of Force Majeure it shall promptly notify the other party of the nature and extent of the circumstances in question

8.2 Notwithstanding any other provision of this Agreement, neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, for any delay in performance of the non-performance of any of its obligations under this Agreement, to the extent that the delay or non-performance is due to any Force Majeure which it has notified to the other party, and the time for performance of that obligation shall be extended accordingly

8.3 If the Force Majeure prevails for a continuous period in excess of three months, either party may by notice in writing to the other immediately terminate this Agreement

9.    DURATION AND TERMINATION

9.1 Subject to clauses 9.2 and 9.3 below, this Agreement shall come into force on the date hereof and shall continue in force for a period of one year and shall continue thereafter unless or until terminated by either party giving to the other party at any time not less than twelve months' written notice to expire on or at any time after the end of that period. For the purposes of clarity OpenAir shall be entitled to decline any additional business proposed by the Company after such notice of termination has been given.

9.2 OpenAir shall be entitled forthwith to terminate this Agreement by written notice to the Company if:

      9.2.1 the Company commits any continuing or material breach of its obligations under this Agreement and in the case of such a

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            breach  which is capable of remedy  fails to remedy the same  within thirty days of the receipt of a written notice requiring it to be remedied; or

      9.2.2 The Company breaches the rules of the Mobile Communications Crime Prevention Scheme; or

      9.2.3 an emcumbrancer takes possession or a receiver is appointed over any of the property or assets of the Company; or

      9.2.4 the Company makes any voluntary arrangement with its creditors or becomes subject to an Administration Order; or

      9.2.5 the Company goes into liquidation (except for the purposes of an amalgamation, reconstruction, or other re-organisation and in such manner that the Company resulting from the re-organisation effectively agrees to be bound by or to assume the obligations imposed on the Company under this Agreement); or

      9.2.6 the Company ceases or threatens to cease, to carry on business

      9.3 This Agreement shall terminate forthwith upon the termination or expiry of the Network Agreement

      9.4 For the purposes of clause 9.2.1 a breach shall be considered capable of remedy if the Company can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence)

      9.5 Any failure by OpenAir to enforce at any time or for any period any provision of this Agreement shall not be considered as a waiver of such provision or of the right at any time subsequently to enforce all terms and conditions of this Agreement

      9.6 The right to terminate this Agreement given by this clause shall not prejudice any other right or remedy of OpenAir in respect of the breach concerned (if any) or any other breach

      9.7 Upon the termination of this Agreement for any reason, subject as otherwise provided in this Agreement and to any other rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement

      10.   CONFIDENTIALITY

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      10.1  Subject to clause  10.3 each party  undertakes  to the other that it shall at all times during the continuance of this Agreement and after this termination:

            10.1.1Use its best  endeavours to keep secret and  confidential  all confidential information disclosed to it by the other party (whether written or oral) in connection with this Agreement and the Goods and Services and accordingly not to disclose any such confidential information to any third party; and

            10.1.2Not to use any such  confidential  information for any purpose other than the performance of its obligations under this Agreement

      10.1.3ensure that its employees, agents and sub-contractors are made aware of its obligations under this clause 10.1 and agree to be bound by its provisions

            10.1.3As and when so  requested  by the  other  party,  return to it and/or destroy and/or (in the case of confidential information held in electronic form) expunge or cause to be expunged all confidential information disclosed by such other party to the party receiving such request and shall certify to such other party, by signature of two directors of the certifying party, that it has complied in all respects with the requirements of this paragraph 10.1.4.

      10.2 The undertakings in clause 10.1 shall not apply to any information, which is already in the possession of the receiving party, or already in the public domain other than as a result of a breach of this clause

10.3 Notwithstanding clause 10.1 OpenAir shall be permitted to provide to the Network Provider, upon reasonable demand by the Network Provider, the name address and subscriber number together with all other relevant information relating to the directory entry for each subscriber

10.4 It is acknowledged by OpenAir that the identity of each Customer is confidential to the Company and will only be or has been disclosed to Openair to enable it to provide the Services and perform its other obligations hereunder. Openair accordingly acknowledges to the Company that the list of Customers and every part thereof, as well as every other reference to or other item

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      of  information  about  Customers  in  Openair's  possession  or under its control or to which it has access which identifies Customers' name or other personal details, comprise confidential information of the Company. All of the provisions of clause 10.1 will apply to such list and every such item of information.

      11.   INTELLECTUAL PROPERTY RIGHTS

      11.1 The Company shall comply with all guidelines and directions issued from time to time by the Network Provider in connection with the trademark and promotion and protection of the same

      11.2 The Company shall not use or apply to register any name or trademark similar to the name or trade mark of the Network Provider or of OpenAir except promotion of the Services provided by the Network Provider

      11.3 All intellectual property rights in or relating to the systems and services provided by the Network Provider shall be retained by the Network Provider and all other intellectual property rights in or relating to the Services shall be retained by OpenAir and the Company shall acquire no such rights by reason of providing the Services to Customers

      12.   GENERAL

      12.1 The parties to this Agreement shall perform their obligations as independent contractors and nothing in this Agreement shall create, or be deemed to create a partnership, joint venture or agency between the parties.

      12.2 Neither party shall be entitled to assign or novate its rights and obligations under this Agreement to a third party without the other party's prior written consent (such consent not to be unreasonably withheld) and in the event that the Company assigns or transfers all its Customers to a Network Provider other than applied through OpenAir then OpenAir shall have the right to terminate this Agreement forthwith by notice to the Company


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      12.3  This  Agreement  contains the entire  Agreement  between the parties
            with  respect  to  its  subject  matter,   supersedes  all  previous
            Agreements and understanding between the parties, and may not be modified except by an instrument in writing signed by the duly authorized representatives of the parties.

      12.4 If any provision of this Agreement is declared by any Court or any other competent authority to be void, voidable , illegal or otherwise unenforceable in whole or part (or if indications to the effect are received by OpenAir from any competent authority), the other provisions of this Agreement and the remainder of the affected provisions of this Agreement and the remainder of the affected provision shall continue to be valid

      12.5 The Company confirms that it is registered under the Data Protection Act 1998 and that is has in place an implemented data protection act policy. The Company will indemnify OpenAir against any loss or claim, including costs and/or damages and/or fines, suffered by OpenAir resulting from a breach by the Company or any of its servants or agents of that Act or the orders or regulations made under or in pursuance of it

      12.6 The Contracts (Rights of Third Parties) Act 1999 is excluded from this Agreement

      13.   NOTICES

      13.1 Any notice or other communication required or authorized by this Agreement may be given by hand or sent by first class pre-paid recorded delivery or registered post to the address specified for the relevant party in this Agreement or to such other address as may be notified by either party to the other or by facsimile transmission to the other party

      13.2 Any notice given by hand shall be deemed to be served on delivery, and any notice sent by post pursuant to clause 12.1 shall be deemed to be serviced 48 hours after posting. Any notice sent by facsimile transmission shall be deemed to be served on the date of transmission provided that there is proof of the transmission

      13.3 The address of OpenAir for service of notices unless otherwise advised shall be:
            OpenAir


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            Rail House
            Gresty Road
            Crewe
            CW2 6EA

14.   GOVERNING LAW AND JURISICTION

14.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of England, and the parties hereby submit to the non-exclusive jurisdiction of the English Courts


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SIGNED by                           )  illegible
For and on behalf of                )  illegible
EASYAIR LIMITED                     )  illegible


SIGNED by                           )
For and on behalf of                )illegible
SWIFTNET LIMITED                    )Bryan Franks  2-4-03